EXHIBIT 3.56

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

NEW MMR, INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. Article I of the Articles of Incorporation of NEW MMR, INC. is amended to read as follow:

ARTICLE I. NAME

The name of the corporation shall be:

Medical Management Resources, Inc.

The address of the principal office of this corporation shall be 9550 Regency Square Boulevard, Suite 1200, Jacksonville, Florida 32225, and the mailing address of this corporation shall be the same.

3. The date of this Amendment’s adoption was January 6, 2000.

4. This Amendment was approved by the shareholder and directors of this corporation on January 6, 2000. The number of votes cast for the Amendment was sufficient for approval.

Signed this 7th day of January, 2000.

NEW MMR, INC.

By:	/s/ Robert C. Joyner
Robert C. Joyner
Its:	Vice President

ARTICLES OF INCORPORATION

OF

NEW MMR, INC.

The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

ARTICLE I. NAME

The name of the corporation shall be:

NEW MMR, INC.

The address of the principal office of this corporation shall be 9550 Regency Square Boulevard, Suite 1200, Jacksonville, Florida 32225, and the mailing address of the corporation shall be the same.

ARTICLE II. NATURE OF BUSINESS

This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at anyone time is 2,000 shares of common stock having no par value per share.

ARTICLE IV. REGISTERED AGENT

The street address of the initial registered office of the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Service Company.

ARTICLE V. TERM OF EXISTENCE

This corporation is to exist perpetually.

ARTICLE VI. INCORPORATOR

The name and street address of the incorporator to these Articles of Incorporation:

Corporation Service Company

1201 Hays Street

Tallahassee, Florida 32301

The undersigned incorporator has executed these Articles of Incorporation on December 13, 1999.

/s/ Laura R. Dunlap
Its Agent, Laura R. Dunlap

ACCEPTANCE OF REGISTERED AGENT DESIGNATED

IN ARTICLES OF INCORPORATION

Corporation Service Company, a Delaware corporation authorized to transact business in this State, having a business office identical with the registered office of the corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.

By:	/s/ Laura R. Dunlap
Its Agent, Laura R. Dunlap